Execution Copy

FIRST AMENDMENT TO FORGIVABLE LOAN AGREEMENT

THIS FIRST AMENDMENT TO FORGIVABLE LOAN AGREEMENT is made as of November 4, 2011 (this “Loan Agreement Amendment”) between NATIONAL FINANCIAL SERVICES LLC (the “Lender”) and LADENBURG THALMANN FINANCIAL SERVICES INC. (the “Organization”).

WHEREAS, the Lender and the Organization have previously entered into that certain Forgivable Loan Agreement, dated August 25, 2009 (the “2009 Loan Agreement’), whereby the Lender made available to the Organization a loan facility in the original aggregate principal amount of $10,000,000, of which a principal amount of $7,142,857.14 is currently outstanding;

WHEREAS, on August 25, 2009, the Lender entered into amendments to the fully disclosed clearing agreements with three introducing broker-dealer subsidiaries of the Organization, Ladenburg Thalmann & Co. Inc., Triad Advisors Inc. and Investacorp Inc. (collectively, including any amendments thereto, the “2009 Clearing Agreements”) and, on the date hereof, has entered into amendments (the “Clearing Agreements Amendments”) to the 2009 Clearing Agreements amending and further extending the term of such agreements;

WHEREAS, contemporaneously with the execution of this Loan Agreement Amendment, (i) the Lender has entered into a clearing agreement with the Organization’s newly acquired broker-dealer subsidiary Securities America, Inc. (“SAI”), amending and further extending the term of its existing clearing agreement with SAI (including any amendments thereto, the “SAI Clearing Agreement”), and (ii) the Lender and the Organization have entered into a new Forgivable Loan Agreement (the “2011 Loan Agreement”), whereby the Lender will make available to the Lender an additional loan facility in the principal amount of $15,000,000;

WHEREAS, in connection with the foregoing transactions, the Lender and the Organization desire to amend the terms of the 2009 Loan Agreement as provided for herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Amendments to 2009 Loan Agreement. The parties hereto agree that the 2009 Loan Agreement shall be amended as follows:

Section 1.1           The following definitions contained in Section 1 of the 2009 Loan Agreement shall be amended as follows:

(iv) “Loan Documents” shall mean this Loan Agreement Amendment, the 2009 Loan Agreement, the Tranche A Note, the Tranche B Note and any exhibit attached to the 2009 Loan Agreement.

(v) “Material Adverse Effect” shall be amended to add the following sentence to the end thereof:

Neither the SAFC Purchase and the financing thereof nor any matters arising from the conduct of the business of SAI and affiliated entities prior to the closing of the SAFC Purchase shall be deemed to constitute a Material Adverse Effect.

(vi) “Termination Material Event” shall be amended to add at the end of the last sentence the following:

; provided, however, that matters arising from the conduct of the business of SAI and affiliated entities prior to the closing of the SAFC Purchase shall not be the basis for a Termination Material Event.

(vii) “Annual Forgiveness Dates” shall mean the four (4) consecutive anniversary dates following the Effective Date (each an “Annual Forgiveness Date”);

(viii) “Final Payment Date” shall mean November 4, 2018.

(ix) “Transaction Documents” shall mean the Loan Documents, the Clearing Agreements Amendments, this Loan Agreement Amendment and the SAI Clearing Agreement.

Section 1.2           Section 1 of the 2009 Loan Agreement shall be amended to add the following new definition:

(x) “SAFC Purchase” shall mean the purchase by the Organization of Securities America Financial Corporation and its subsidiaries, including SAI, on November 4, 2011.

Section 1.3           Section 2(iv) of the 2009 Loan Agreement shall be amended in its entirety to read as follows:

Prior to entering into this Loan Agreement Amendment, the Organization shall provide Lender with: (a) a copy of a Corporate Resolution of the Organization, certified by the Organization’s Secretary, authorizing it to enter into the Loan Documents; (b) recent evidence of corporate good standing of the Organization obtained from the Organization’s state of organization; and (c) copies of the Clearing Agreements Amendments and SAI Clearing Agreement fully executed by LTC, TAI, Investacorp and SAI.

Section 1.4           Section 2(v) of the 2009 Loan Agreement shall be amended such that (1) the reference in the first sentence thereof to “$714,285.71” shall be deleted and replaced by the number “$1,785,714.29”; (2) clauses (d), (e) and (f) thereof shall be amended in their entirety to read as set forth below; and (3) clauses (g), (h), (i) and (j) thereof shall be deleted:

2

(d)	The Revolving Line of Credit dated October 19, 2007, as amended, provided to the Organization by First Gamma Investments Trust in the amount of $40,000,000 (the “Frost Gamma Line of Credit”) shall remain outstanding with a final term date not to precede August 25, 2016 and no material event of default to the lender thereunder shall have occurred and be continuing.

(e)	Each of the 2009 Clearing Agreements, the Clearing Agreements Amendments and the SAI Clearing Agreement is in full force and effect and no material defaults or other termination events have occurred and are continuing thereunder.

(f)	The Organization has not discontinued or divested, or is not in the process of discontinuing or divesting, any of the Subsidiary Broker-Dealers or SAI.

Section 1.5            Section 4(xii) of the 2009 Loan Agreement shall be deleted and the reference thereto in Section 6(i)(c) of the 2009 Loan Agreement shall also be deleted.

Section 2.          Entire Agreement; Amendment.

This Loan Agreement Amendment and the 2009 Loan Agreement, including all Exhibits, which are hereby incorporated by reference, constitute and express the entire agreement and understanding between the parties and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. This Loan Agreement Amendment may be modified only in a writing signed by both parties to this Loan Agreement Amendment. Such modification shall not be deemed as a cancellation of this Loan Agreement Amendment.

Section 3.          Miscellaneous.

Section 3.1           Except as hereinabove specifically amended, all other provisions of the 2009 Loan Agreement shall remain unchanged and in full force and effect. For the avoidance of doubt, this includes Section 6, Events of Default; Acceleration; Etc., and pursuant to Section 6(l), in the event that any of the Clearing Agreements, as well as any of the future clearing agreements between NFS and any future Affiliated B-D’s, ceases to be in full force and effect or is otherwise terminated, then all remaining amounts of both principal and interest under the Tranche A Note and the Trance B Note that have not been forgiven shall become immediately due and payable to NFS.

Section 3.2           This Loan Agreement Amendment may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether one and the same instrument.

Section 3.3           This Loan Agreement Amendment shall be binding upon and inure to the benefit of each of the Lender and the Organization and their respective successors and assigns.

Section 3.4           Capitalized terms which are used herein and are not defined shall have the same meanings as set forth in the 2009 Loan Agreement, as amended hereby.

3

Section 3.5           The parties hereto acknowledge and agree that all obligations of each party under the 2009 Loan Agreement to be performed by each party through the date hereof have been performed to the satisfaction of each party, that there is no Default or Event of Default currently existing under the 2009 Loan Agreement and that the execution of this Loan Agreement Amendment and the consummation of the transactions contemplated hereby will not result in any Default or Event of Default under the 2009 Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LENDER:

NATIONAL FINANCIAL SERVICES LLC

By: /s/ Todd W. Roadman
Name: Todd W. Roadman
Title: CFO

ORGANIZATION:

LADENBURG THALMANN FINANCIAL
SERVICES INC.

By: /s/ Richard J. Lampen
Name: Richard J. Lampen
Title: President and CEO

4